UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 11, 2026
DARÉ BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36395	20-4139823
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3655 Nobel Drive, Suite 260
San Diego, CA 92122
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (858) 926-7655

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	DARE	Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As reported in Item 5.07 below, at the 2026 annual meeting of stockholders of Daré Bioscience, Inc. (“Daré,” “we,” “us,” or “our”) (the “Meeting”), our stockholders approved an amendment to the Daré Bioscience, Inc. 2022 Stock Incentive Plan (the “2022 Plan Amendment”) to increase the number of shares available for issuance thereunder by 1,500,000. Our board of directors previously approved the 2022 Plan Amendment, subject to and effective upon approval of the 2022 Plan Amendment by our stockholders. A brief description of the terms and conditions of the 2022 Plan Amendment is in the section entitled “Proposal 6 – To Approve an Amendment to the Company’s 2022 Stock Incentive Plan” of the definitive proxy statement for the Meeting filed with the U.S. Securities and Exchange Commission on April 28, 2026 (the “Proxy Statement”), which description is incorporated herein by reference. A copy of the 2022 Plan Amendment is filed as an exhibit to this report and incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.
The Meeting was held on June 11, 2026 and the following proposals were voted upon by our stockholders. The proposals are described in detail in the Proxy Statement. Below is a brief description of, and the final results of the votes for, each proposal.

Proposal 1: Each of the director nominees identified in the table below was elected as a Class III director to hold office until our 2029 annual meeting of stockholders, and until their respective successor is duly elected and qualified, by the votes set forth below.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Gregory W. Matz, CPA	3,752,211	403,510	3,822,158
Sabrina Martucci Johnson	3,848,085	307,636	3,822,158

Proposal 2: Our stockholders ratified the appointment of Haskell & White LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026 by the votes set forth below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
7,754,883	131,829	91,167	—

Proposal 3: Our stockholders approved, on an advisory basis, the compensation of our named executive officers as disclosed in the Proxy Statement by the votes set forth below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,625,596	458,662	71,463	3,822,158

Proposal 4: Our stockholders voted as follows with respect to the preferred frequency of holding an advisory vote on the compensation of our named executive officers.

Every year	Every two years	Every three years	Abstentions	Broker Non-Votes
3,684,058	64,201	224,385	183,077	3,822,158

In light of the voting results, our board of directors has determined to hold an advisory vote on executive compensation every year until the next required say-on-frequency vote.

Proposal 5: Our stockholders approved, in accordance with Nasdaq rules, the potential future issuance of shares of our common stock under our existing equity line with Lincoln Park Capital Fund, LLC by the votes set forth below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,771,709	325,568	58,444	3,822,158

Proposal 6: Our stockholders approved the 2022 Plan Amendment by the votes set forth below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,497,228	609,746	48,747	3,822,158

Proposal 7: Our stockholders approved the adjournment of the Meeting, if necessary or advisable, to solicit additional proxies in favor of Proposal 5 if there were not sufficient votes to approve Proposal 5 by the votes set forth below. Because Proposal 5 was approved, the adjournment authorized by Proposal 7 was not necessary.

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,650,815	448,085	56,821	3,822,158

Proposal 8: Our stockholders approved the adjournment of the Meeting, if necessary or advisable, to solicit additional proxies in favor of Proposal 6 if there were not sufficient votes to approve Proposal 6 by the votes set forth below. Because Proposal 6 was approved, the adjournment authorized by Proposal 8 was not necessary.

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,531,653	570,999	53,069	3,822,158

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Amendment No. 2 to Daré Bioscience, Inc. 2022 Stock Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARÉ BIOSCIENCE, INC.
Dated: June 12, 2026	By:	/s/ Sabrina Martucci Johnson
	Name:	Sabrina Martucci Johnson
	Title:	President and Chief Executive Officer